UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018 (January 11, 2018)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	I.R.S. Employer Identification No.

1-5324	EVERSOURCE ENERGY (a Massachusetts voluntary association) 300 Cadwell Drive Springfield, Massachusetts 01104 Telephone number: (800) 286-5000	04-2147929
0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY (a Connecticut corporation) 107 Selden Street Berlin, Connecticut 06037-1616 Telephone number: (800) 286-5000	06-0303850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company
Eversource Energy	☐
The Connecticut Light and Power Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Eversource Energy	☐
The Connecticut Light and Power Company	☐

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On January 11, 2018, The Connecticut Light and Power Company (“CL&P”), a subsidiary of Eversource Energy, announced that it had entered into a Settlement Agreement with the Prosecutorial Staff of the Connecticut Public Utilities Regulatory Authority and the Connecticut Office of Consumer Counsel with respect to its previously filed application to increase base electric distribution rates filed on November 22, 2017.

A copy of the Settlement Agreement is available at the following link:

http://www.dpuc.state.ct.us/dockcurr.nsf/All/BA960E7A1CEEC92C852582120070D721

The information contained in this Item 7.01 shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed by Eversource Energy or CL&P under the Securities Act of 1933, as amended, unless specified otherwise.

For further information, please see the combined Quarterly Report on Form 10-Q of Eversource Energy and CL&P for the quarter ended September 30, 2017, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Financial Condition and Business Analysis – Regulatory Developments and Rate Matters.”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY THE CONNECTICUT LIGHT AND POWER COMPANY (Registrants)
January 11, 2018	By: /S/ JAY S. BUTH Jay S. Buth Vice President, Controller and Chief Accounting Officer

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